FIRST AMENDMENT TO THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

This First Amendment to Third Amended and Restated Credit Agreement (this "Amendment Agreement") is dated as of March 29, 2013 by and among Lower Lakes Towing Ltd., Lower Lakes Transportation Company, Grand River Navigation Company, Inc., Black Creek Shipping Company, Inc., the other Credit Parties signatory hereto, the other Lenders signatory hereto and General Electric Capital Corporation, as Agent.

W I T N E S S E T H :

WHEREAS, the Credit Parties, the lenders party thereto, and the Agent entered into that certain Third Amended and Restated Credit Agreement dated as of August 30, 2012 (the "Credit Agreement"); and

WHEREAS, the Lenders and the Agent have agreed to amend the Credit Agreement to effect certain changes thereto requested by the Credit Parties as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

2.    Amendments to Credit Agreement.

2.1.   Annex A to the Credit Agreement is hereby amended by (a) deleting the definitions of “EBITDA” and “Fixed Charge Coverage Ratio” in their entirety and replacing them with the following:

"EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period, determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) depreciation and amortization for such period, (iv) amortized debt discount for such period, (v) any non-cash (valuation) losses that have been deducted in determining consolidated net income (including losses on interest rate swap or cap contract valuations, write-offs of assets to fair value, write-offs of goodwill to fair value and valuation allowances for deferred taxes), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, (vi) any non-cash lease deferrals in such period, (including any charge to earnings in any period attributable to the McKee Sons lease payments not paid in cash in such period due to GAAP requirements to spread the cost of lease payments over the entire lease term without regard to free lease periods), (vii) the amount of any deduction to consolidated net income as the result of any grant of any Stock to any member of the management, any director or any other employee of such Person, (viii) the financing fees and out-of-pocket third party expenses paid in connection with the Existing Credit Agreement, the Existing Black Creek Credit Agreement and this Agreement to the extent that they are treated as an expense upon the effectiveness of this Agreement, in an amount not to exceed $4,000,000 in the aggregate, and (ix) the financing fees paid in connection with the first amendment to this Agreement, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication.  For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was amalgamated or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or amalgamation or as a transferee of its assets, any earnings of such successor prior to such consolidation, amalgamation or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

"Fixed Charge Coverage Ratio" means, with respect to any Person for any fiscal period, the ratio of EBITDA less Capital Expenditures (excluding (x) Capital Expenditures financed by specifically arranged financings approved of by the Lenders in writing and (y) the portion of Capital Expenditures consisting of interest expense for the relevant period that has been capitalized) to Fixed Charges; provided, that for calculations made as of the end of each Fiscal Year, Capital Expenditures incurred in the first Fiscal Quarter of such Fiscal Year shall not be deducted from EBITDA.

2.2.   Annex G to the Credit Agreement is hereby amended by deleting paragraphs (a), (b), (c) and (d) thereof in their entirety and replacing them with the following:

(a)           Minimum Fixed Charge Coverage Ratio.  Rand shall have on a consolidated basis, at the end of each Fiscal Quarter ending in the periods set forth below, a Fixed Charge Coverage Ratio for the 12-month period (or other applicable period) then ended of not less than the following:

Period	Ratio
March 31, 2013	Not measured
April 1, 2013--June 30, 2014	1.15:1.0
July 1, 2014 and thereafter	1.20:1.0

(b)           Minimum EBITDA.  Rand shall have on a consolidated basis, at the end of each Fiscal Quarter ending on the dates set forth below, EBITDA for the 12-month period then ended of not less than the following:

Fiscal Quarter End Dates	EBITDA
March 31, 2013	US$28,000,000
June 30, 2013	US$29,000,000
September 30, 2013	US$30,000,000
December 31, 2013 and March 31, 2014	US$32,000,000
June 30, 2014	US$33,000,000
September 30, 2014	US$35,000,000
December 31, 2014 and the last day of each Fiscal Quarter ending thereafter	US$36,000,000

(c)           Maximum Senior Funded Debt to EBITDA Ratio.  Rand shall have on a consolidated basis, at the end of each Fiscal Quarter ending on the dates set forth below, a Senior Funded Debt to EBITDA Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of less than the following:

Fiscal Quarter End Dates	Ratio
March 31, 2013	5.25: 1.00
June 30, 2013	5.80: 1.00
September 30, 2013	5.30: 1.00
December 31, 2013	4.55: 1.00
March 31, 2014	4.55: 1.00
June 30, 2014	4.95: 1.00
September 30, 2014	4.50: 1.00
December 31, 2014	4.00: 1.00
March 31, 2015	4.00: 1.00
June 30, 2015	4.25: 1.00
September 30, 2015	3.95: 1.00
December 31, 2015 and for each Fiscal Quarter ending thereafter	3.50: 1.00

 (d)           Maximum Capital Expenditures.  Rand and its Subsidiaries on a consolidated basis shall not make Capital Expenditures on any of the test dates set forth below for the period of four Fiscal Quarters ending on such date that exceed in the aggregate the amounts set forth opposite such periods:

Test Date	Maximum Capital Expenditures per Period
June 30, 2013	US$15,000,000
June 30, 2014	US$22,000,000
June 30, 2015	US$14,000,000
Each June 30 thereafter	US$16,000,000

Notwithstanding the foregoing, (x) if the aggregate amount of Capital Expenditures made in any Fiscal Year, commencing with the Fiscal Year ending June 30, 2013, shall be less than the maximum amount of Capital Expenditures permitted under this paragraph (d) for such Fiscal Year (before giving effect to any carryover), then an amount of such shortfall not exceeding 50% of such maximum amount may be added to the amount of Capital Expenditures permitted under this paragraph (d) for the immediately succeeding (but not any other) Fiscal Year and (y) in determining whether any amount is available for carryover, the amount expended in any Fiscal Year shall first be deemed to be from any amount carried over to such Fiscal Year from prior Fiscal Years.

3.    Conditions to Effectiveness.  The effectiveness of this Amendment Agreement is expressly conditioned upon the execution of this Amendment Agreement by the Credit Parties, the Agent and the Requisite Lenders and the satisfaction of the following conditions:

(a) Reaffirmation.  Each Credit Party shall have executed and delivered a Reaffirmation of Guaranty in the form of Exhibit A attached hereto.

(b) Payment of Fees and Expenses.  The Credit Parties shall have paid (i) an amendment fee in immediately available funds to Agent in an amount equal to 0.15% times the sum of the aggregate outstanding principal amount of the Term Loans and the aggregate Revolving Loan Commitments of each Lender executing this Amendment, for the ratable benefit of such Lenders, and (ii) all other fees, costs and expenses owing to the Agent and the Lenders on the date hereof in connection with the transactions contemplated hereby.

(c) Other Documents.  The Borrowers shall provide such other documents, instruments and agreements as the Agent may reasonably request.

4.    Representations and Warranties of the Credit Parties.

(a) Each Credit Party is in good standing in its jurisdiction of incorporation or formation and is duly qualified in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and has all requisite power and authority to execute, deliver and perform this Amendment Agreement.

(b) The execution, delivery and performance of this Amendment Agreement (i) have been duly authorized by all requisite action of the Credit Parties and (ii) will not (A) contravene the terms of any Credit Party’s charter, by-laws or other organizational documents, (B) violate any provision of applicable law, or (C) conflict with or result in any material breach or contravention of, or the creation of any Lien under, any document evidencing any material contractual obligation to which any Credit Party is a party or any order, injunction, writ or decree of any governmental authority to which any Credit Party or its property is subject.

(c) Each of the Credit Parties represents and warrants that the execution, delivery and performance by each of the Credit Parties of this Amendment Agreement and the documents and instruments delivered in connection therewith have been duly authorized by all necessary corporate action and that this Amendment Agreement is a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

(d) Each of the Credit Parties hereby certifies that each of the representations and warranties contained in the Credit Agreement and the other Loan Documents (as amended through the date hereof) is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

(e) After giving effect to this Amendment Agreement, no Default or Event of Default exists on the date hereof.

5.    Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness of this Amendment Agreement, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect and shall be binding upon the Credit Parties in all respects and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of (i) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the other Loan Documents, or (ii) any Event of Default or Default under the Credit Agreement.

6.    CHOICE OF LAW.  THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

7.    Execution in Counterparts.  This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.    Headings.  Section headings in this Amendment Agreement are included herein for convenience of reference only and shall not constitute a part of this Amendment Agreement for any other purposes.

[signature pages follow]

IN WITNESS WHEREOF, the Credit Parties, the Agent and the Lenders have executed this Amendment Agreement as of the date first above written.

LOWER LAKES TOWING LTD.

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President

LOWER LAKES TRANSPORTATION COMPANY

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President

GRAND RIVER NAVIGATION COMPANY, INC.

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President

BLACK CREEK SHIPPING COMPANY, INC.

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President and Chief Financial Officer

RAND LOGISTICS, INC.

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President and Chief Financial Officer

RAND LL HOLDINGS CORP.

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President and Chief Financial Officer

RAND FINANCE CORP.

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President and Chief Financial Officer

BLACK CREEK SHIPPING HOLDING COMPANY, INC.

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President and Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, L/C
Guarantor, Co-Documentation Agent and
a Lender

By: /s/ Joseph Tunney

Title: Duly Authorized Signatory

PNC BANK, N.A., as Co-Syndication
Agent and a Lender

By: /s/ Matthew J. Gausman

Title: Vice President

PNC BANK CANADA BRANCH, as
Co-Syndication Agent and a Lender

By: /s/ Nazmin Adatia

Title: Senior Vice President

CAPITALSOURCE BANK, as a Lender

By: /s/ Maureen C. Carr

Title: Managing Director

AMALGAMATED BANK, as a Lender

By: /s/ Robert R. Wallace

Title: First Vice President

MGEC HOLDINGS LIMITED, as a Lender
By: General Electric Capital Corporation, as Servicer

By: /s/ Joseph Tunney

Title: Duly Authorized Signatory

EXHIBIT A

CONSENT AND REAFFIRMATION

Each of the undersigned (“Guarantors”) hereby (i) acknowledges receipt of a copy of the First Amendment to Third Amended and Restated Credit Agreement dated as of March 29, 2013 (the “First Amendment”); (ii) consents to the execution and delivery thereof by the Credit Parties; (iii) agrees to be bound thereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Credit Parties to Agent and Lenders pursuant to the terms of that certain Second Amended and Restated Guaranty dated as of August 30, 2012 (the “Guaranty”), and (v) reaffirms that the Guaranty is and shall continue to remain in full force and effect.  Although each of the Guarantors has been informed of the matters set forth herein and in the First Amendment and has acknowledged and agreed to same, such Guarantors understand that Agent and Lenders have no obligation to inform any of the Guarantors of such matters in the future or to seek any of the Guarantors’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.

This Consent and Reaffirmation shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of law.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation on and as of the date first above written.

LOWER LAKES TOWING LTD.

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President

LOWER LAKES TRANSPORTATION COMPANY

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President

GRAND RIVER NAVIGATION COMPANY, INC.

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President

BLACK CREEK SHIPPING COMPANY, INC.

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President and Chief Financial Officer

RAND LOGISTICS, INC.

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President and Chief Financial Officer

RAND LL HOLDINGS CORP.

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President and Chief Financial Officer

RAND FINANCE CORP.

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President and Chief Financial Officer

BLACK CREEK SHIPPING HOLDING COMPANY, INC.

By: /s/ Joseph W. McHugh, Jr.

Title: Vice President and Chief Financial Officer